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                                                                     Exhibit 4.2

                           FOURTH AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


                                    September 20, 1999


To each of the Purchasers (as defined herein) and the Founders (as defined herein)

Dear Sirs:

     This will confirm that in consideration of the agreement by the Series F Purchaser (as defined herein) on the date hereof to purchase shares (the "SERIES F PREFERRED SHARES") of Series F Convertible Preferred Stock, par value $.01 per share, of Akamai Technologies, Inc., a Delaware corporation (the "COMPANY"), pursuant to the Series F Convertible Preferred Stock Purchase Agreement of even date herewith (the "SERIES F PURCHASE AGREEMENT") between the Company and the Series F Purchaser, and as an inducement to the Series F Purchaser to consummate the transactions contemplated by the Series F Purchase Agreement, the Company covenants and agrees with each of you as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "COMMON STOCK" shall mean the Common Stock, par value $.01 per share, of the Company, as constituted as of the date of this Agreement.

          "CONVERSION SHARES" shall mean the Series A Conversion Shares, the Series B Conversion Shares, the Series C Conversion Shares, the Series D Conversion Shares, the Series E Conversion Shares and the Series F Conversion Shares.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "FOUNDERS" shall mean F. Thomson Leighton, Daniel Lewin, Jonathan Seelig, Randall Kaplan, David Karger, Gilbert Friesen, Preetish Nijahwan, Marco Greenberg, Paul Sagan, the F. Thomson Leighton 1998 Irrevocable Trust, the Daniel Lewin 1998 Irrevocable Trust, and the Arthur H. Bilger 1996 Family Trust.


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          "FOUNDERS' REGISTRABLE SHARES" shall mean up to 32,281,200 shares of
Common Stock held by the Founders.

          "ORIGINAL RESTRICTED STOCK" shall mean (1) the Series A Conversion Shares, excluding Series A Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act, and (2) for purposes of Sections 2, 6 and 11(d) hereof, the Founders' Registrable Shares, but excluding shares of Common Stock which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act.

          "PREFERRED SHARES" shall mean the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares and the Series F Preferred Shares.

          "PRIOR AGREEMENT" shall mean the Third Amended and Restated Registration Rights Agreement dated August 6, 1999 among the Company, the Founders, the Series A Purchasers, the Series B Purchasers, the Series D Purchaser and the Series E Purchaser.

          "PURCHASERS" shall mean the Series A Purchasers, the Series B Purchasers, the Series D Purchaser, the Series E Purchaser and the Series F Purchaser.

          "RESTRICTED STOCK" shall mean Original Restricted Stock and/or Series B/C/D/E/F Restricted Stock.

          "REGISTRATION EXPENSES" shall mean the expenses so described in
Section 6.

          "SECURITIES ACT" shall mean the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SECURITIES LAWS" shall mean the Securities Act and all applicable state securities laws, rules and regulations in effect at the time.

          "SELLING EXPENSES" shall mean the expenses so described in Section 6.

          "SERIES A CONVERSION SHARES" shall mean shares of Common Stock issued or issuable upon conversion of the Series A Preferred Shares, and any shares of capital stock received in respect thereof.


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          "SERIES A PREFERRED SHARES" shall mean the shares of Series A
Convertible Preferred Stock, $0.01 par value per share, of the Company purchased by the Series A Purchasers pursuant to the Series A Purchase Agreement.

          "SERIES A PURCHASE AGREEMENT" shall mean the Series A Convertible Preferred Stock Purchase Agreement dated November 23, 1998, as amended December 8, 1998, among the Company and the Series A Purchasers.

          "SERIES A PURCHASERS" shall mean those persons listed on Exhibit 1.01 to the Series A Purchase Agreement.

          "SERIES B CONVERSION SHARES" shall mean shares of Common Stock issued or issuable upon conversion of the Series B Preferred Shares, and any shares of capital stock received in respect thereof.

          "SERIES B PREFERRED SHARES" shall mean any shares of Series B Convertible Preferred Stock, $0.01 par value per share of the Company purchased by the Series B Purchasers pursuant to the Series B Purchase Agreement.

          "SERIES B PURCHASE AGREEMENT" shall mean the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock Purchase Agreement dated as of April 16, 1999 among the Company and the Series B Purchasers.

          "SERIES B PURCHASERS" shall mean those persons listed on EXHIBIT 1.01 to the Series B Purchase Agreement.

          "SERIES B/C/D/E/F RESTRICTED STOCK" shall mean (i) the Series B Conversion Shares, excluding Series B Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act, (ii) the Series C Conversion Shares, excluding Series C Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act, (iii) the Series D Conversion Shares, excluding Series D Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act, (iv) the Series E Conversion Shares, excluding Series E Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act, and (v) the Series F Conversion Shares, excluding Series F Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance

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with the registration statement covering them or (b) publicly sold pursuant to
Rule 144 under the Securities Act.

          "SERIES C CONVERSION SHARES" shall mean shares of Common Stock issued or issuable upon conversion of the Series C Preferred Shares, and any shares of capital stock received in respect thereof.

          "SERIES C PREFERRED SHARES" shall mean any shares of Series C Convertible Preferred Stock, $0.01 par value per share, of the Company that are purchased by the Series B Purchasers pursuant to the Series B Purchase Agreement.

          "SERIES D CONVERSION SHARES" shall mean any shares of Common Stock issued or issuable upon conversion of the Series D Preferred Shares, and any shares of capital stock received in respect thereof.

          "SERIES D PREFERRED SHARES" shall mean any shares of Series D Convertible Preferred Stock, $0.01 par value per share, of the Company that are purchased by the Series D Purchaser pursuant to the Series D Purchase Agreement.

          "SERIES D PURCHASE AGREEMENT" shall mean the Series D Convertible Preferred Stock Purchase Agreement dated as of June 21, 1999 among the Company and the Series D Purchaser.

          "SERIES D PURCHASER" shall mean Apple Computer Inc. Ltd.

          "SERIES E CONVERSION SHARES" shall mean any shares of Common Stock issued or issuable upon conversion of the Series E Preferred Shares, and any shares of capital stock received in respect thereof.

          "SERIES E PREFERRED SHARES" shall mean any shares of Series E Convertible Preferred Stock, $.01 par value per share, of the Company that are purchased by the Series E. Purchaser pursuant to the Series E. Purchase Agreement.

          "SERIES E PURCHASE AGREEMENT" shall mean the Series E Convertible Preferred Stock, Purchase Agreement dated as of August 6, 1999 among the Company and the Series E Purchase.

          "SERIES E PURCHASER" shall mean Cisco Systems, Inc.

          "SERIES F CONVERSION SHARES" shall mean any shares of Common Stock issued or issuable upon conversion of the Series F Preferred Shares, and any shares of capital stock received in respect thereof.

          "SERIES F PURCHASER" shall mean Microsoft Corporation.


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          For all purposes of this Agreement, each holder of Restricted Stock shall be treated (i) as a "PURCHASER" solely with respect to shares of Conversion Shares he or it holds as such, and/or (ii) as a "FOUNDER" solely with respect to shares of Common Stock he holds as such; and this Agreement shall be interpreted accordingly.

     2.   REQUIRED REGISTRATION.

          (a) On or after October 30, 2003, (i) the holders of Original Restricted Stock (excluding the Founders) constituting at least a majority in interest of the total shares of Series A Preferred Stock then outstanding and/or
(ii) the holders of Original Restricted Stock (excluding the Series A Purchasers) constituting at least seventy-five percent (75%) of the Common Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Original Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice (subject to the limitations set forth in subsection 2(g) hereof), provided that the aggregate price to the public of such offering would exceed $5,000,000.

          (b) On or after April 16, 2002, the holders of Series B/C/D/E/F Restricted Stock constituting at least 30% in interest of the total shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Series B/C/D/E/F Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice (subject to the limitations set forth in subsection 2(g) hereof), PROVIDED that the aggregate price to the public of such offering would exceed $5,000,000.

          (c) The only securities which the Company shall be required to register pursuant to this Section 2 shall be shares of Common Stock; provided, however, that, in any underwritten public offering contemplated by this Section 2 or Sections 3 and 4, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, the Company shall not be required to effect a registration of shares of its Common Stock pursuant to this Section 2 within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Sections 3 or 4.

          (d) Following receipt of any notice under subsection 2(a), the Company shall immediately notify all holders of Original Restricted Stock (including the Founders) from whom notice has not been received and such holders shall then be entitled within 30 days thereafter to request the Company to include in the requested registration all or any portion of their shares of Original Restricted Stock. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in subsection 2(a), the number of shares of Original Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the


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giving of such notice by the Company). The Company shall be obligated to register Original Restricted Stock pursuant to subsection 2(a) on two occasions only as follows: (i) one at the request of Series A Purchasers holding Original Restricted Stock who have so requested pursuant to clause (i) of subsection 2(a) and (ii) one at the request of holders of Common Stock who have so requested pursuant to clause (ii) of subsection 2(a); PROVIDED, HOWEVER, that such obligation shall be deemed satisfied only when a registration statement, covering all of the offered shares of Original Restricted Stock specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective or if such registration statement has been withdrawn prior to the consummation of the offering at the request of the Series A Purchasers (other than as a result of a material adverse change in the business or financial condition of the Company) and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

          (e) Following receipt of any notice under subsection 2(b), the Company shall immediately notify all holders of Series B/C/D/E/F Restricted Stock from whom notice has not been received and such holders shall then be entitled within 30 days thereafter to request the Company to include in the requested registration all or any portion of their shares of Series B/C/D/E/F Restricted Stock. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in subsection 2(b), the number of shares of Series B/C/D/E/F Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). The Company shall be obligated to register Series B/C/D/E/F Restricted Stock pursuant to subsection 2(b) on three occasions only; provided, however, that such obligation shall be deemed satisfied only when a registration statement, covering all of the offered shares of Series B/C/D/E/F Restricted Stock specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective or if such registration statement has been withdrawn prior to the consummation of the offering at the request of the Series B Purchasers, the Series D Purchaser, the Series E Purchaser or the Series F Purchaser (other than as a result of a material adverse change in the business or financial condition of the Company) and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto, or, if such method of disposition includes the resale of the shares from time to time at prevailing market prices, such registration statement has remained effective and available for resale for at least 120 days.

          (f) The Company (or at the option of the Company, the holders of Common Stock) shall be entitled to include in any registration statement referred to in this Section 2, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account or the account of such other holders, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold subject to the limitations set forth in subsection 2(g) hereof). Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the


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date of receipt of a notice from requesting holders pursuant to this Section 2 until the completion of the period of distribution of the registration contemplated thereby.

          (g) If, in the opinion of the managing underwriter, the inclusion of all of the Restricted Stock requested to be registered under this Section would adversely affect the marketing of such shares, then, (i) in the case of a registration requested pursuant to clause (i) of subsection 2(a), shares to be sold by the Company or other holders of Common Stock (including the Founders) shall first be excluded, and then if necessary, shares of Original Restricted Stock to be sold by the Series A Purchasers shall be excluded in such manner that the shares to be sold shall be allocated among the Series A Purchasers selling Original Restricted Stock pro rata based on their ownership of Original Restricted Stock, (ii) in the case of a registration requested pursuant to clause (ii) of subsection 2(a), shares to be sold by the Company or any other holders of Common Stock (excluding the Founders and including any shares of Original Restricted Stock held by the Series A Purchasers) shall first be excluded, and then if necessary, shares of Original Restricted Stock to be sold by the Founders shall be excluded in such manner that the shares to be sold shall be allocated among the Founders selling Original Restricted Stock pro rata based on their ownership of Original Restricted Stock, and (iii) in the case of a registration requested pursuant to subsection 2(b), shares to be sold by the Company or other holders of Common Stock shall first be excluded, and then if necessary, shares of Series B/C/D/E/F Restricted Stock to be sold by the Series B Purchasers, the Series D Purchaser, the Series E Purchaser and the Series F Purchaser shall be excluded in such a manner that the shares to be sold shall be allocated among the Series B Purchasers, the Series D Purchaser, the Series E Purchaser and the Series F Purchaser selling Series B/C/D/E/F Restricted Stock pro rata based on their ownership of Series B/C/D/E/F Restricted Stock; provided, however, that in any registration in which both the Series A Purchasers and Founders shall have requested registration pursuant to both clauses (i) and (ii) of subsection 2(a), then shares to be sold by the Company or other holders of Common Stock (including the Founders) shall first be excluded, and then if necessary, shares of Original Restricted Stock to be sold by the Series A Purchasers shall be excluded in such manner that the shares to be sold shall be allocated among the Series A Purchasers selling Original Restricted Stock pro rata based on their ownership of Original Restricted Stock.

     3. INCIDENTAL REGISTRATION. If, following the Company's first registered public offering of its Common Stock, the Company at any time (other than pursuant to Section 2 or Section 4) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account only or for its own account and for the account of other security holders (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all Purchasers holding outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder received by the Company within 30 days after the giving of any such notice by the Company to register at least 900,000 shares (appropriately adjusted for any of the events specified in Section 8 herein) of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the


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holder (in accordance with such written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock held by such requesting holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, but in no event shall the amount of securities of the requesting holders be reduced below thirty percent (30%) of the total amount to be included in such offering; provided, however, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person (including the Founders) other than the Company or requesting Purchasers holding Restricted Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 3 without thereby incurring any liability to the holders of Restricted Stock.

     4.        REGISTRATION ON FORM S-3.

          (a) If at any time (i) a holder or holders of Restricted Stock then outstanding request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 4 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 2 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, PROVIDED, HOWEVER, that no more than two (2) registrations on Form S-3 may be requested and obtained under this Section 4 within any twelve (12) month period preceding the date of such request.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to register Restricted Stock under the Securities Act on registration statements ("REGISTRATION STATEMENTS") may, upon the reasonable determination of the Board of Directors made only once during any 12-month period, be suspended in the event and during such period as unforeseen circumstances (including without limitation (i) an underwritten primary offering by the Company (which includes no secondary offering) if the Company is advised in writing by its underwriters that the registration of the Restricted Stock would have a material adverse effect on the Company's offering, or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event which would require additional disclosure of material information by the Company in Registration Statements or such other filings, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with the Commission's


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requirements) exist (such unforeseen circumstances being hereinafter referred to as a "SUSPENSION EVENT") which would make it impractical or inadvisable for the Company to file the Registration Statements or such other filings or to cause such to become effective. Such suspension shall continue only for so long as such event is continuing but in no event for a period longer than ninety (90) days. The Company shall notify the Purchasers of the existence and nature of any Suspension Event.

     5. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Sections 2, 3 or 4 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "BLUE SKY" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;


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          (f)  immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish to such seller on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) a copy of an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, to such effect as reasonably may be requested by counsel for the underwriters, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

          (h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (i) cooperate with the selling holders of Restricted Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two business days prior to any sale of Restricted Stock; and

          (j) permit any holder of Restricted Stock which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or


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comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

          For purposes of Section 5(a) and 5(b) and of Section 2(f), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 180 days after the effective date thereof.

          In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws and to make the registration statement correct, accurate and complete in all respects with respect to such sellers; provided, however, that this requirement shall not be deemed to limit any disclosure obligation arising out of any seller's relationship to the Company if one of such seller's agents or affiliates is an officer, director or control person of the Company. In addition, the sellers shall, if requested by the Company, execute such other agreements, which are reasonably satisfactory to them and which shall contain such provisions as may be customary and reasonable in order to accomplish the registration of the Restricted Stock.

          In connection with each registration pursuant to Sections 2, 3 or 4 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     6. EXPENSES. All expenses incurred by the Company in complying with Sections 2, 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "BLUE SKY" laws, fees and expenses of one counsel for the selling holders of Restricted Stock in connection with the registration of Restricted Stock (which counsel shall be selected (i) by the Series A Purchasers selling Original Restricted Stock if such registration is made pursuant to clause (i) of subsection 2(a), (ii) by the Founders selling Original Restricted Stock if such registration is made pursuant to clause (ii) of subsection 2(a), and (iii) by the holders of at least 30% in interest of shares of Series B/C/D/E/F Restricted Stock if such registration is made pursuant to subsection 2(b); PROVIDED, HOWEVER, if both the Series A Purchasers and the Founders register shares of Original Restricted Stock pursuant to subsection 2(a), such counsel shall be selected by the Series A Purchasers, subject to approval by the Founders (which approval shall not be unreasonably withheld)), fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained, but excluding any Selling Expenses, are called "REGISTRATION EXPENSES". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock and the fees and expenses of more than one counsel for the selling holders of Restricted Stock in connection with the registration of Restricted Stock are called "SELLING EXPENSES".

          The Company will pay all Registration Expenses in connection with each registration statement under Sections 2, 3 or 4. All Selling Expenses in connection with each registration statement under Sections 2, 3 or 4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     7.   INDEMNIFICATION.

          (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2, 3 or 4, the Company will indemnify and hold harmless each holder of Restricted Stock, its officers and directors, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder, officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Restricted Stock under the securities laws thereof (any such application, document or information herein called a "BLUE SKY APPLICATION"), (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Restricted Stock in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on the seller's behalf (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify the Restricted Stock) and will reimburse each such holder, and such officer and director, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2, 3 or 4, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other holder of Restricted Stock, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or, controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and PROVIDED, FURTHER, HOWEVER, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) The indemnities provided in this Section 7 shall survive the transfer of any Restricted Stock by such holder.

     8. CHANGES IN COMMON STOCK OR PREFERRED STOCK. If, and as often as, there is any change in the Common Stock or the Preferred Shares by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Shares as so changed.

     9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

     10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent the indemnification provisions herein may be deemed not enforceable.

     11.  MISCELLANEOUS.

          (a) TRANSFERS; ASSIGNS. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares or Restricted Stock), whether so expressed or not; PROVIDED, HOWEVER, that registration rights conferred herein on the holders of Preferred Shares, Common Stock or Restricted Stock shall only inure to the benefit of a transferee of Preferred Shares, Common Stock or Restricted Stock if (i) there is transferred to such transferee at least 600,000 shares of such stock (appropriately adjusted for any of the events specified in Section 8 hereof) to the direct or indirect transferor of such transferee or (ii) such transferee is a Qualified Transferee (as such term is defined in that certain Fourth Amended and Restated Stockholders' Agreement by and among the Company, the Purchasers and the Founders (the "STOCKHOLDERS' AGREEMENT")) and (iii), that such transferee executes a writing agreeing to be bound by the provisions of this Agreement and the Stockholders' Agreement (to the extent the same remains in effect).

          (b) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telexed, in the case of non-U.S. residents, addressed as follows:

          if to the Company or any other party hereto, at the address of such party and its counsel set forth in the Series A Purchase Agreement, Series B Purchase Agreement, the Series D Purchase Agreement, the Series E Purchase Agreement, the Series F Purchase Agreement or in the Stockholders' Agreement with a copy to the Company's counsel as indicated in the Series A Purchase Agreement;

          if to any subsequent holder of Preferred Shares or Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

          or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares or Restricted Stock) or to the holders of Preferred Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

          (c) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

          (d) AMENDMENTS; MODIFICATIONS. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of (i) at least 50% of the Founders' Registrable Shares, (ii) at least 50% of the Conversion Shares, and (iii) at least 60% of the outstanding shares of Series B/C/D Restricted Stock; provided, however, that any amendment, modification or waiver that would directly or indirectly impair or adversely affect the rights of the holders of Series B/C/D/E/F Restricted Stock under, or the ability of such holders to exercise their rights under, Sections 2 and 3 of this Agreement, shall not be effective without the written consent of the holders of at least 50% of the outstanding shares of Series B/C/D/E/F Restricted Stock. Notwithstanding the foregoing, no amendment, modification or waiver approved in accordance herewith shall be effective if and to the extent such amendment, modification or waiver directly or indirectly grants to the holders of any type of Restricted Stock any rights more favorable than any rights granted hereunder to the holders of any other type of Restricted Stock or otherwise treats the holders of any type of Restricted Stock differently than the holders of any other type of Restricted Stock. Any amendment, modification or waiver to this Section 11(d) shall require the written consent of the holders of (i) at least 50% of the Founders' Registrable Shares, (ii) at least 50% of the Conversion Shares, (iii) at least 60% of the outstanding shares of Series B/C/D Restricted Stock, and (iv) at least 50% of the outstanding shares of Series B/C/D/E/F Restricted Stock.

          (e) COUNTERPART SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) TERM. The obligations of the Company to register shares of Restricted Stock under Sections 2, 3 or 4 shall terminate five years after completion of a Qualified Public Offering (as defined in Section 6.01 of the Series F Purchase Agreement).

          (g) LOCK-UP AGREEMENT. If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering; PROVIDED, HOWEVER, that all
(i) persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, (ii) executive officers, (iii) directors and (iv) employees who hold, or have been awarded options to purchase, an aggregate of up to 720,000 shares of Common Stock of the Company, shall also have agreed not to sell publicly their shares of Common Stock under the circumstances and pursuant to the terms set forth in this Section 11(g).

          (h) OTHER REGISTRATIONS. The Company shall not grant to any third party any registration rights comparable to or more favorable than any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

          (i) SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (j) AMENDMENT OF PRIOR AGREEMENT. The Company, the Founders and the Series A Purchasers, the Series B Purchasers, the Series D Purchaser and the Series E Purchaser (including the holders of at least (i) 50% of the Founders' Registrable Shares, (ii) 50% of the Conversion Shares, and (iii) 60% of the outstanding shares of Series B/C/D Restricted Stock (as such terms are defined in the Prior Agreement)) hereby agree pursuant to Section 11(d) of the Prior Agreement that the Prior Agreement is hereby amended and restated in the form of this Agreement and is of no further force or effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.


                                Very truly yours,


                                AKAMAI TECHNOLOGIES, INC.

                                   /s/ Paul Sagan
                                By:____________________________
                                Name: Paul Sagan
                                Title: President


AGREED TO AND ACCEPTED as of the date
first above written.

FOUNDERS:

/s/ Daniel Lewin
______________________________________________
Daniel Lewin

/s/ F. Thomson Leighton
______________________________________________
F. Thomson Leighton


______________________________________________
Jonathan Seelig


_______________________________________
Randall Kaplan

/s/ Preetish Nijhawan
________________________________
Preetish Nijhawan


______________________________________
Marco Greenberg

___________________________
David Karger


______________________________________________
Gilbert B. Friesen

/s/ Paul Sagan
______________________________________
Paul Sagan


F. Thomson Leighton 1998 Irrevocable Trust

By:___________________________________________

Print Name:___________________________________

Title:________________________________________


Daniel Lewin 1998 Irrevocable Trust

By:___________________________________

Print Name:___________________________

Title:________________________________


Arthur H. Bilger 1996 Family Trust

By:___________________________________

Print Name:___________________________

Title:________________________________

SERIES A PURCHASERS:

BATTERY VENTURES IV, L.P.
By:  Battery Partners IV, LLC



By: /s/ Todd A. Dagres
   -----------------------------------
   Member Manager


BATTERY INVESTMENT PARTNERS IV, LLC


By: /s/ Todd A. Dagres
   -----------------------------------
   Member Manager


ADASE PARTNERS, L.P.


By: /s/ Arthur Bilger
   -----------------------------------

Print Name: Arthur Bilger
           ---------------------------

Title:
      --------------------------------


/s/ Paul Sagan
--------------------------------------
Paul Sagan


David Allan Kaplan Revocable Trust Dated
December 19, 1980

By:
   -----------------------------------

Print Name:
           ---------------------------

Title:
      --------------------------------


--------------------------------------
Jonathan Seelig

______________________________________
Michael Seelig


______________________________________
Julie Seelig


______________________________________
Gilbert B. Friesen


Ehrenkranz & Ehrenkranz LLP

By:___________________________________

Print Name:___________________________

Title:________________________________


Peter Morton Lifetime Trust

By:___________________________________

Print Name:___________________________

Title:________________________________


______________________________________
Brian T. Bedol

Richard Donner & Lauren Shuler Donner as trustees of the R&L Donner Trust under the amended and restated trust agreement dated 12/15/95

By:
   -----------------------------------

Print Name:___________________________

Title:________________________________


Straight Arrow Publishers Company, L.P.

By:
   -----------------------------------

Print Name:
           ---------------------------

Title:
      --------------------------------


--------------------------------------
Randall Kaplan


/s/ Earl P. Galleher III
--------------------------------------
Earl P. Galleher III


--------------------------------------
Linda Eder Ross


Polaris Venture Partners II L.P.

By: /s/ John Gannon
   -----------------------------------

Print Name: John Gannon
           ---------------------------

Title:
      --------------------------------

Polaris Venture Partners Founders Fund II L.P.

By: /s/ John Gannon
   -----------------------------------

            John Gannon
Print Name:___________________________

Title:________________________________

/s/ George Conrades
______________________________________
George Conrades


______________________________________
David F. Callan


______________________________________
Scott Morrisse


______________________________________
Thomas A. Herring


SERIES B PURCHASERS:

AT INVESTORS LLC

   /s/ Arthur Bilger
By:___________________________________

            Arthur Bilger
Print Name:___________________________

Title:________________________________


BAKER COMMUNICATIONS FUND, L.P.

By:  Baker Capital Partners, LLC
     its General Partner

    /s/ Edward Scott
By:___________________________________

            Edward Scott
Print Name:___________________________

Title:________________________________

BATTERY INVESTMENT PARTNERS IV, LLC

    /s/ Todd A. Dagres
By:___________________________________

            Todd A. Dagress
Print Name:___________________________

       Member Manager
Title:________________________________






BATTERY VENTURES IV, L.P.

    /s/ Todd A. Dagres
By:___________________________________

            Todd A. Dagres
Print Name:___________________________

       Member Manager
Title:________________________________


______________________________________
Brian T. Bedol


______________________________________
David F. Callan

/s/ George Conrades
______________________________________
George Conrades


DAVID ALLAN KAPLAN REVOCABLE TRUST

By:___________________________________

Print Name:___________________________

Title:________________________________

______________________________________
James Dolce


EHRENKRANZ & EHRENKRANZ LLP

By:___________________________________

Print Name:___________________________

Title:________________________________


______________________________________
Gilbert B. Friesen

/s/ Earl P. Galleher III
______________________________________
Earl P. Galleher III


______________________________________
Thomas A. Herring


______________________________________
Randall Kaplan


______________________________________
Scott Morrisse

PETER MORTON LIFETIME TRUST

By:___________________________________

Print Name:___________________________

Title:________________________________


POLARIS VENTURE PARTNERS FOUNDERS
 FUND II L.P.

    /s/ John Gannon
By:___________________________________

            John Gannon
Print Name:___________________________

Title:________________________________


POLARIS VENTURE PARTNERS II L.P.

    /s/ John Gannon
By:___________________________________

            John Gannon
Print Name:___________________________

Title:________________________________


RICHARD DONNER & LAUREN SHULER DONNER
 AS TRUSTEES OF THE R&L DONNER TRUST
 UNDER THE AMENDED AND RESTATED TRUST
 AGREEMENT DATED 12/15/95

By:___________________________________

Print Name:___________________________

Title:________________________________


______________________________________
Linda Eder Ross

/s/ Paul Sagan
______________________________________
Paul Sagan


______________________________________
Jonathan Seelig


______________________________________
Michael Seelig


______________________________________
Julie Seelig

STRAIGHT ARROW PUBLISHERS CO., L.P.

By:___________________________________

Print Name:___________________________

Title:________________________________


SERIES D PURCHASER:

Apple Computer Inc. Ltd.

By:_________________________________

Print Name:__________________________

Title:________________________________


SERIES E PURCHASER:

Cisco Systems, Inc.

By:_________________________________

Print Name:__________________________

Title:________________________________


SERIES F PURCHASER:

Microsoft Corporation

    /s/ Gregory Maffei
By:_________________________________

            Gregory Maffei
Print Name:__________________________

       Chief Financial Officer
Title:________________________________